Exhibit 10.14

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of January 4, 2022, by and between ARE-MA REGION NO. 87 TENANT, LLC, a Delaware limited liability company (“Landlord”), and VERVE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

a.
Landlord and Tenant are parties to that certain Lease Agreement dated as of August 19, 2021 (the “Lease”). Pursuant to the Lease, Tenant leases approximately 104,933 rentable square feet (the “Premises”), consisting of (i) the entire 2nd floor of that certain to-be-constructed 14-story building to be known as 201 Brookline Avenue, Boston, Massachusetts (the “Building”), commonly known as Suite 201, containing approximately 21,104 rentable square feet, (ii) the entire 6th floor of the Building, commonly known as Suite 601, containing approximately 41,662 rentable square feet, (iii) the entire 7th floor of the Building, commonly known as Suite 701, containing approximately 41,585 rentable square feet, (iv) a portion of the first floor of the Building, commonly known as Suite S113, containing approximately 371 rentable square feet of chemical storage space, and (v) a portion of the penthouse floor of the Building, commonly known as Suite S1509, containing approximately 211 rentable square feet of mechanical space. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
b.
Landlord and Tenant desire, subject to the terms and conditions set forth below, (i) to amend the definition of “Premises,” set forth in the Lease, and (ii) to modify the Work Letter attached as Exhibit C to the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Modification of Premises. As of the date hereof, the defined terms “Premises,” “Rentable Area of Premises” and “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: Those portions of the Building consisting of (a) the entire 2nd floor of the Building, commonly known as Suite 201, containing approximately 21,104 rentable square feet, (b) the entire 6th floor of the Building, commonly known as Suite 601, containing approximately 41,662 rentable square feet, (c) the entire 7th floor of the Building, commonly known as Suite 701, containing approximately 41,585 rentable square feet, (d) a portion of the first floor of the Building, commonly known as Suite S113, containing approximately 371 rentable square feet of chemical storage space, and (e) mechanical space in a portion of the penthouse floor of the Building, commonly known as (i) Suite S1501, containing approximately 250 rentable square feet, and (ii) Suite S1502, containing approximately 210 rentable square feet, all as determined by Landlord, all as shown on Exhibit A.”

“Rentable Area of Premises: 105,182 sq. ft.”

“Tenant’s Share of Operating Expenses of Building: 20.51%”

As of the date hereof, Exhibit A to the Lease shall be deleted in its entirety and replaced with Exhibit A attached to this First Amendment. For avoidance of doubt, notwithstanding the fact that the Rentable Area of the Premises is being amended by this First Amendment, the amount of the Security Deposit set forth on page 1 of the Lease shall remain unmodified.

2.
Modification to Work Letter. As of the date hereof, Section 5(d) the Work Letter attached as Exhibit C to the Lease shall be deleted in its entirety and replaced with the following:

“(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance (“Excess TI Costs”) monthly disbursements of the TI Allowance shall be made on a “pari passu” basis in the proportion that the remaining TI Allowance bears to the outstanding TI Costs under the Budget, and Tenant shall fund the balance of each such monthly draw. For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.”

Furthermore, any requirements in the Work Letter requiring Tenant to deposit 100% of the Excess TI Costs with Landlord as a condition precedent to Landlord’s obligation to fund the TI Allowance shall be null and void and of no further force or effect.

3.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
4.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than CBRE and Newmark. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
5.
Miscellaneous.
a.
This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
c.
This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures of following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-MA REGION NO. 87 TENANT, LLC,
a Delaware limited liability company

	By:	ARE-MA REGION NO. 87, LLC,
a Delaware limited liability company,
managing member

		By:	ARE-MA REGION NO. 87 MM, LLC,
a Delaware limited liability company,
managing member

			By	ALEXANDRIA REAL ESTATE
EQUITIES, L.P.,
a Delaware limited partnership,
managing member

				By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

					By:	/s/ Allison Grochola
					Its:	SVP – Real Estate Legal Affairs

TENANT:	VERVE THERAPEUTICS, INC.,
a Delaware corporation

	By:	/s/ Andrew Ashe
	Its:	President & COO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.